UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 30, 2015

RESOLUTE ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-34464	27-0659371
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1700 Lincoln Street, Suite 2800 Denver, CO	80203
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  303-534-4600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events

As previously disclosed, on December 22, 2015, Resolute Natural Resources Southwest, LLC, a Delaware limited liability company, a wholly-owned subsidiary of Resolute Energy Corporation, a Delaware corporation (the “Company”) closed the sale of its Gardendale oil and gas properties in the Midland Basin in Midland and Ector counties, Texas (the “Gardendale Sale”), which sale was effective as of September 1, 2015.

Net proceeds from the Gardendale Sale were used as follows: (i) on December 22, 2015, $95 million was used to pay down all amounts outstanding under the Company’s Second Amended and Restated Credit Agreement, dated as of March 30, 2010, as amended, with Wells Fargo Bank, National Association, as administrative agent, and the lenders party thereto, (ii) on December 30, 2015, $70 million was used to retire a portion of the amounts outstanding under the Company’s second lien term loan as required by the secured term loan agreement, and (iii) the remaining net proceeds were retained by the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 6, 2016	RESOLUTE ENERGY CORPORATION

	By:	/s/ James M. Piccone
James M. Piccone
President